Exhibit 99.01
Green Dot Reports Second Quarter 2024 Results
Company Sees Growing Momentum in BaaS with Robust Business Pipeline and Key BaaS Partner Renewal, Increases Investments in Regulatory Infrastructure to Position Company for Growth
Austin, TX - August 8, 2024 - Green Dot Corporation (NYSE: GDOT), a leading digital bank and fintech that delivers seamless banking and payment tools for consumers and businesses, today reported financial results for the quarter ended June 30, 2024.
"It was a solid quarter with progress on many fronts as we renewed our largest BaaS partner and made strategic investments to enhance our risk management and regulatory compliance, and position the company for sustainable long-term growth,” said George Gresham, Chief Executive Officer of Green Dot. “We are seeing strong momentum in our business development efforts as we continue working with all our stakeholders to ensure Green Dot remains financially strong and to position us as a leader in the embedded finance market.”
Consolidated Results Summary

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
	(In thousands, except per share data and percentages)
GAAP financial results
Total operating revenues	$407,121	$365,876	11%	$859,109	$782,256	10%
Net (loss) income	$(28,715)	$578	*	$(23,965)	$36,590	(165)%
Diluted (loss) earnings per common share	$(0.54)	$0.01	*	$(0.45)	$0.70	(164)%

Non-GAAP financial results[1]
Non-GAAP total operating revenues[1]	$402,556	$361,144	11%	$849,979	$773,507	10%
Adjusted EBITDA[1]	$33,998	$38,869	(13)%	$93,230	$121,412	(23)%
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	8.4%	10.8%	(2.4)%	11.0%	15.7%	(4.7)%
Non-GAAP net income[1]	$13,386	$19,154	(30)%	$44,826	$70,447	(36)%
Non-GAAP diluted earnings per share[1]	$0.25	$0.37	(32)%	$0.84	$1.35	(38)%
* - change not meaningful
Unencumbered cash at the holding company was approximately $63 million as of June 30, 2024.

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to adjusted EBITDA, net income to non-GAAP net income, and diluted earnings per share to non-GAAP diluted earnings per share, respectively, are provided in the tables immediately following the unaudited consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows Green Dot's quarterly key business metrics for each of the last six calendar quarters on a consolidated basis and by each of its reportable segments. Please refer to Green Dot’s latest Annual Report on Form 10-K for a description of the key business metrics, as well as additional information regarding how Green Dot organizes its business by segment.

	2024		2023
	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Consolidated *
Gross dollar volume	$32,130	$30,755	$26,355	$24,836	$24,724	$23,289
Number of active accounts	3.41	3.51	3.57	3.67	3.71	3.84
Purchase volume	$5,012	$5,274	$5,273	$5,362	$5,734	$6,145
Consumer Services
Gross dollar volume	$4,014	$4,500	$4,290	$4,619	$5,122	$5,677
Number of active accounts	1.76	1.93	2.05	2.16	2.35	2.41
Direct deposit active accounts	0.45	0.46	0.49	0.52	0.59	0.60
Purchase volume	$3,036	$3,339	$3,312	$3,553	$3,984	$4,344
B2B Services
Gross dollar volume	$28,116	$26,255	$22,065	$20,217	$19,602	$17,612
Number of active accounts	1.65	1.58	1.52	1.51	1.36	1.43
Purchase volume	$1,976	$1,935	$1,961	$1,809	$1,750	$1,801
Money Movement
Number of cash transfers	8.15	7.77	8.19	8.31	8.66	8.70
Number of tax refunds processed	4.20	9.28	0.16	0.20	3.87	9.91
* Represents the sum of Green Dot's Consumer Services and B2B (as defined herein) Services segments.

"Second quarter results were in-line with our internal expectations as we navigated the remaining impact of partner deconversions and portfolio sunsetting in the first half of 2023 and increased investment in our regulatory infrastructure," said Jess Unruh, Chief Financial Officer of Green Dot. "We saw improved momentum in our BaaS channel and we believe the recent launch of our new PLS program will provide additional momentum in the second half of the year.”

2024 Financial Guidance
Green Dot has updated its most recent financial outlook for 2024. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. In particular, its outlook reflects several considerations, including but not limited to the current macro-economic environment, the effect of high inflation and interest rates, the impact of previously disclosed non-renewals of certain partnerships and programs, the company's decision to wind down many of its legacy cardholder programs in support of GO2bank, negative trends within certain channels of its business, investment in strategic initiatives and compliance programs, and cost reduction initiatives. Additionally, the civil money penalty and related expenses associated with Green Dot's consent order previously disclosed are expressly excluded from its non-GAAP measures and related financial outlook. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.

Total Non-GAAP Operating Revenues2
•Green Dot now expects its guidance range for its full year non-GAAP total operating revenues2 to be between $1.60 billion and $1.70 billion, or up approximately 11% year over year at the mid-point.
Adjusted EBITDA2
•Green Dot believes it may be at the low end of its guidance range for its full year adjusted EBITDA2, which it expects to be between $170 million and $180 million, or up approximately 2% year over year at the mid-point.
Non-GAAP EPS2
•Green Dot believes it may be at the low end of its guidance range for its full year non-GAAP EPS2, which it expects to be between $1.45 and $1.59, or down 6% year over year at the mid-point.

The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions, except per share data)
Adjusted EBITDA	$170.0	$180.0
Depreciation and amortization*	(66.0)	(66.0)
Net interest expense	(3.0)	(3.0)
Non-GAAP pre-tax income	$101.0	$111.0
Tax impact**	(22.7)	(25.0)
Non-GAAP net income	$78.3	$86.0
Diluted weighted-average shares issued and outstanding	54.0	54.0
Non-GAAP earnings per share	$1.45	$1.59

*	Excludes the impact of amortization of acquired intangible assets
**	Assumes a non-GAAP effective tax rate of approximately 22.5% for full year.

2	For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
Green Dot's management will host a conference call to discuss second quarter 2024 financial results today at 5:00 p.m. ET. The conference call can be accessed live from Green Dot's investor relations website at http://ir.greendot.com/. Green Dot uses this website as a tool to disclose important information about the company to investors and comply with its disclosure obligations under Regulation Fair Disclosure. A replay of the webcast will be available at the same website following the call. The replay will be available until Thursday, August 15, 2024.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements in the quotes of Green Dot's executive officers and under the heading "2024 Financial Guidance," and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, Green Dot’s ability to achieve the expected cost savings and other benefits from its processor conversions, impacts from and changes in general economic conditions on Green Dot’s business, results of operations and financial condition, shifts in consumer behavior towards electronic payments, the timing and impact of revenue growth activities, Green Dot's dependence on revenues derived from Walmart or other large partners, the timing and impact of non-renewals or terminations of agreements with other large partners, impact of competition, Green Dot's reliance on retail distributors for the promotion of its products and services, demand for Green Dot's new and existing products and services, continued and improving returns from Green Dot's investments in strategic initiatives, Green Dot's ability to operate in a highly regulated environment, including with respect to any restrictions imposed on its business, changes to governmental policies or rulemaking or enforcement priorities affecting financial institutions or to existing laws or regulations affecting Green Dot's operating methods or economics, Green Dot's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the financial services industry that impact debit card usage generally, business interruption or systems failure, economic, political and other conditions may adversely affect trends in consumer spending and Green Dot's involvement in litigation or investigations. These and other risks are discussed in greater detail in Green Dot's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K available on Green Dot's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of August 8, 2024, and Green Dot assumes no obligation to update this information as a result of future events or developments, except as required by law.
About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted for, among other things, non-operating net interest income and expense; other non-interest investment income earned by its bank; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement gains and charges; stock-based compensation and related employer payroll taxes; changes in the fair value of contingent consideration; transaction costs from acquisitions; amortization attributable to deferred financing costs, impairment charges; extraordinary severance expenses; earnings or losses from equity method investments; changes in the fair value of loans held for sale; commissions and certain processing-related costs associated with Banking as a Service ("BaaS") products and services where Green Dot does not control customer acquisition; realized gains on investment securities; other charges and income not reflective of ongoing operating results; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology and registered bank holding company committed to giving all people the power to bank seamlessly, affordably, and with confidence. Green Dot’s technology platform enables it to build products and features that address the most pressing financial challenges of consumers and businesses, transforming the way they manage and move money and making financial empowerment more accessible for all.

Green Dot offers a broad set of financial products to consumers and businesses including debit, checking, credit, prepaid, and payroll cards, as well as robust money processing services, such as tax refunds, cash deposits and disbursements. Its flagship digital banking platform GO2bank offers consumers simple and accessible mobile banking designed to help improve financial health over time. The company’s banking platform services business enables a growing list of the world’s largest and most trusted consumer and technology brands to deploy customized, seamless, value-driven money management solutions for their customers.

Founded in 1999, Green Dot has served more than 33 million customers directly and many millions more through its partners. The Green Dot Network of more than 90,000 retail distribution locations nationwide, more than all remaining bank branches in the U.S. combined, enables it to operate primarily as a “branchless bank.” Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit www.greendot.com.

Contacts
Investor Relations: IR@greendot.com
Media Relations: PR@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2023
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$1,316,999	$682,263
Restricted cash	218	4,239
Investment securities available-for-sale, at fair value	62,339	33,859
Settlement assets	915,816	737,989
Accounts receivable, net	75,881	110,141
Prepaid expenses and other assets	51,734	69,419
Income tax receivable	1,839	—
Total current assets	2,424,826	1,637,910
Investment securities available-for-sale, at fair value	2,067,504	2,203,142
Loans to bank customers, net of allowance for credit losses of $17,360 and $11,383 as of June 30, 2024 and December 31, 2023, respectively	34,687	30,534
Prepaid expenses and other assets	253,824	221,656
Property, equipment, and internal-use software, net	175,210	179,376
Operating lease right-of-use assets	3,869	5,342
Deferred expenses	1,211	1,546
Net deferred tax assets	148,310	117,139
Goodwill and intangible assets	407,913	420,477
Total assets	$5,517,354	$4,817,122
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$99,462	$119,870
Deposits	3,904,994	3,293,603
Obligations to customers	368,590	314,278
Settlement obligations	67,542	57,001
Amounts due to card issuing banks for overdrawn accounts	84	225
Other accrued liabilities	124,645	91,239
Operating lease liabilities	2,650	3,369
Deferred revenue	6,064	6,343
Line of credit	62,000	61,000
Income tax payable	8,307	6,262
Total current liabilities	4,644,338	3,953,190
Other accrued liabilities	1,388	1,895
Operating lease liabilities	1,677	2,687
Total liabilities	4,647,403	3,957,772

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of June 30, 2024 and December 31, 2023; 53,707 and 52,816 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	54	53
Additional paid-in capital	392,810	375,980
Retained earnings	746,339	770,304
Accumulated other comprehensive loss	(269,252)	(286,987)
Total stockholders’ equity	869,951	859,350
Total liabilities and stockholders’ equity	$5,517,354	$4,817,122

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$286,127	$242,107	$567,630	$481,973
Cash processing revenues	56,744	53,846	163,550	155,669
Interchange revenues	49,585	59,967	100,553	123,982
Interest income, net	14,665	9,956	27,376	20,632
Total operating revenues	407,121	365,876	859,109	782,256
Operating expenses:
Sales and marketing expenses	52,947	62,823	115,322	138,035
Compensation and benefits expenses	61,348	64,985	128,172	133,766
Processing expenses	207,896	153,126	403,562	298,180
Other general and administrative expenses	108,597	80,156	225,166	156,494
Total operating expenses	430,788	361,090	872,222	726,475
Operating (loss) income	(23,667)	4,786	(13,113)	55,781
Interest expense, net	1,272	238	2,729	1,882
Other expense, net	(4,530)	(2,224)	(6,340)	(5,248)
(Loss) income before income taxes	(29,469)	2,324	(22,182)	48,651
Income tax (benefit) expense	(754)	1,746	1,783	12,061
Net (loss) income	$(28,715)	$578	$(23,965)	$36,590

Basic (loss) earnings per common share:	$(0.54)	$0.01	$(0.45)	$0.70
Diluted (loss) earnings per common share	$(0.54)	$0.01	$(0.45)	$0.70
Basic weighted-average common shares issued and outstanding:	53,452	52,193	53,197	52,004
Diluted weighted-average common shares issued and outstanding:	53,452	52,437	53,197	52,201

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2024	2023
	(In thousands)
Operating activities
Net (loss) income	$(23,965)	$36,590
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	32,259	27,587
Amortization of intangible assets	11,049	12,945
Provision for uncollectible overdrawn accounts from purchase transactions	11,261	5,529
Provision for loan losses	16,747	15,731
Stock-based compensation	15,872	19,798
Losses in equity method investments	7,459	7,611
Amortization of discount on available-for-sale investment securities	(1,133)	(1,129)
Impairment of long-lived assets	4,936	—
Other	(1,040)	(2,293)
Changes in operating assets and liabilities:
Accounts receivable, net	22,999	7,799
Prepaid expenses and other assets	12,936	16,023
Deferred expenses	335	12,755
Accounts payable and other accrued liabilities	12,021	(14,993)
Deferred revenue	(789)	(17,466)
Income tax receivable/payable	124	1,706
Other, net	(397)	(427)
Net cash provided by operating activities	120,674	127,766

Investing activities
Proceeds from maturities of available-for-sale securities	94,716	82,221
Proceeds from sales and calls of available-for-sale securities	95	56
Payments for property, equipment and internal-use software	(31,494)	(38,120)
Net changes in loans	(20,204)	(17,866)
Investment in TailFin Labs, LLC	(35,000)	(35,000)
Other investing activities	(330)	(872)
Net cash provided by (used in) investing activities	7,783	(9,581)

Financing activities
Borrowings on revolving line of credit	167,000	83,000
Repayments on revolving line of credit	(166,000)	(118,000)
Proceeds from exercise of options and ESPP purchases	2,719	3,415
Taxes paid related to net share settlement of equity awards	(1,760)	(2,976)
Net changes in deposits	613,273	(216,312)
Net changes in settlement assets and obligations to customers	(112,974)	(21,705)
Net cash provided by (used in) financing activities	502,258	(272,578)

Net increase (decrease) in unrestricted cash, cash equivalents and restricted cash	630,715	(154,393)
Unrestricted cash, cash equivalents and restricted cash, beginning of period	686,502	819,845
Unrestricted cash, cash equivalents and restricted cash, end of period	$1,317,217	$665,452

Cash paid for interest	$6,360	$2,721
Cash paid for income taxes	$1,219	$9,289

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$1,316,999	$661,452
Restricted cash	218	4,000
Total unrestricted cash, cash equivalents and restricted cash, end of period	$1,317,217	$665,452

GREEN DOT CORPORATION
REPORTABLE SEGMENTS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Segment Revenue	(In thousands)
Consumer Services	$96,620	$129,091	$197,232	$268,924
B2B Services	252,056	180,652	493,256	351,944
Money Movement Services	52,963	49,974	156,113	148,215
Corporate and Other	917	1,427	3,378	4,424
Total segment revenues	402,556	361,144	849,979	773,507
BaaS commissions and processing expenses (8)	5,046	5,418	10,146	10,178
Other income (9)	(481)	(686)	(1,016)	(1,429)
Total operating revenues	$407,121	$365,876	$859,109	$782,256

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Segment Profit	(In thousands)
Consumer Services	$34,449	$44,272	$67,708	$97,024
B2B Services	19,078	17,706	37,361	39,925
Money Movement Services	35,291	29,774	101,138	90,800
Corporate and Other	(54,820)	(52,883)	(112,977)	(106,337)
Total segment profit *	33,998	38,869	93,230	121,412
Reconciliation to (loss) income before income taxes
Depreciation and amortization of property, equipment and internal-use software	15,827	13,886	32,259	27,587
Stock based compensation and related employer taxes	7,513	10,740	16,219	20,289
Amortization of acquired intangible assets	5,385	7,281	11,049	12,945
Impairment charges	2,115	—	8,520	—
Legal settlements and related expenses	26,147	1,319	32,027	1,419
Other expense	678	857	6,269	3,391
Operating (loss) income	(23,667)	4,786	(13,113)	55,781
Interest expense, net	1,272	238	2,729	1,882
Other expense, net	(4,530)	(2,224)	(6,340)	(5,248)
(Loss) income before income taxes	$(29,469)	$2,324	$(22,182)	$48,651
* Total segment profit is also referred to herein as adjusted EBITDA in its non-GAAP measures. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures."
Green Dot's segment reporting is based on how its Chief Operating Decision Maker (“CODM”) manages its businesses, including resource allocation and performance assessment. Its CODM (who is the Chief Executive Officer) organizes and manages the businesses primarily on the basis of the channels in which its product and services are offered and uses net revenue and segment profit to assess profitability. Segment profit reflects each segment's net revenue less direct costs, such as sales and marketing expenses, processing expenses, third-party call center support and transaction losses. Green Dot’s operations are aggregated amongst three reportable segments: 1) Consumer Services, 2) Business to Business ("B2B") Services and 3) Money Movement Services.
The Corporate and Other segment primarily consists of net interest income, certain other investment income earned by Green Dot's bank, interest profit sharing arrangements with certain BaaS partners (a reduction of revenue), eliminations of inter-segment revenues and expenses, and unallocated corporate expenses, which include Green Dot's fixed expenses, such as salaries, wages and related benefits for its employees, professional services fees, software licenses, telephone and communication costs, rent, utilities, and insurance that are not considered when Green Dot's CODM evaluates segment performance. Non-cash expenses such as stock-based compensation, depreciation and amortization of long-lived assets, impairment charges and other non-recurring expenses that are not considered by Green Dot's CODM when it is evaluating overall consolidated financial results are excluded from its unallocated corporate expenses. Green Dot does not evaluate performance or allocate resources based on segment asset data, and therefore such information is not presented.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(In thousands)
Total operating revenues	$407,121	$365,876	$859,109	$782,256
BaaS commissions and processing expenses (8)	(5,046)	(5,418)	(10,146)	(10,178)
Other income (9)	481	686	1,016	1,429
Non-GAAP total operating revenues	$402,556	$361,144	$849,979	$773,507

Reconciliation of Net (Loss) Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(In thousands, except per share data)
Net (loss) income	$(28,715)	$578	$(23,965)	$36,590
Stock-based compensation and related employer payroll taxes (3)	7,513	10,740	16,219	20,289
Amortization of acquired intangible assets (4)	5,385	7,281	11,049	12,945
Transaction and related acquisition costs (4)	—	—	—	(3)
Amortization of deferred financing costs (5)	36	36	72	72
Impairment charges (5)	2,115	—	8,520	—
Legal settlements and related expenses (5)	26,147	1,319	32,027	1,419
Losses in equity method investments (5)	4,803	3,543	7,459	7,611
Change in fair value of loans held for sale (5)	(10)	(689)	(235)	(929)
Extraordinary severance expenses (6)	417	662	5,437	2,431
Other income, net (5)	(2)	(435)	(52)	(471)
Income tax effect (7)	(4,303)	(3,881)	(11,705)	(9,507)
Non-GAAP net income	$13,386	$19,154	$44,826	$70,447
Diluted (loss) earnings per common share
GAAP	$(0.54)	$0.01	$(0.45)	$0.70
Non-GAAP	$0.25	$0.37	$0.84	$1.35

Diluted weighted-average common shares issued and outstanding
GAAP	53,452	52,437	53,197	52,201
Non-GAAP	53,998	52,437	53,572	52,201

Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(In thousands)
Diluted weighted-average shares issued and outstanding	53,452	52,437	53,197	52,201
Anti-dilutive shares due to GAAP net loss	546	—	375	—
Non-GAAP diluted weighted-average shares issued and outstanding	53,998	52,437	53,572	52,201

GREEN DOT CORPORATION
Supplemental Detail on Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(In thousands)
Class A common stock outstanding as of June 30:	53,707	52,341	53,707	52,341
Weighting adjustment	(255)	(148)	(510)	(337)
Dilutive potential shares:
Service based restricted stock units	528	192	360	135
Performance-based restricted stock units	5	41	4	52
Employee stock purchase plan	13	11	11	10
Diluted weighted-average shares issued and outstanding	53,998	52,437	53,572	52,201

Reconciliation of Net (Loss) Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(In thousands)
Net (loss) income	$(28,715)	$578	$(23,965)	$36,590
Interest expense, net (2)	1,272	238	2,729	1,882
Income tax expense	(754)	1,746	1,783	12,061
Depreciation and amortization of property, equipment and internal-use software (2)	15,827	13,886	32,259	27,587
Stock-based compensation and related employer payroll taxes (2)(3)	7,513	10,740	16,219	20,289
Amortization of acquired intangible assets (2)(4)	5,385	7,281	11,049	12,945
Transaction and related acquisition costs (2)(4)	—	—	—	(3)
Impairment charges (2)(5)	2,115	—	8,520	—
Legal settlements and related expenses (2)(5)	26,147	1,319	32,027	1,419
Losses in equity method investments (2)(5)	4,803	3,543	7,459	7,611
Change in fair value of loans held for sale (2)(5)	(10)	(689)	(235)	(929)
Extraordinary severance expenses (2)(6)	417	662	5,437	2,431
Other income, net (2)(5)	(2)	(435)	(52)	(471)
Adjusted EBITDA	$33,998	$38,869	$93,230	$121,412

Non-GAAP total operating revenues	$402,556	$361,144	$849,979	$773,507
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	8.4%	10.8%	11.0%	15.7%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenues (1)
(Unaudited)

	FY 2024
	Range
	Low	High
	(In millions)
Total operating revenues	$1,617	$1,717
Adjustments (8)(9)	(17)	(17)
Non-GAAP total operating revenues	$1,600	$1,700

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Loss (1)
(Unaudited)

	FY 2024
	Range
	Low	High
	(In millions)
Net loss	$(16.0)	$(5.2)
Adjustments (10)	186.0	185.2
Adjusted EBITDA	$170.0	$180.0

Non-GAAP total operating revenues	$1,700	$1,600
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	10.0%	11.3%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Loss(1)
(Unaudited)

	FY 2024
	Range
	Low	High
	(In millions, except per share data)
Net loss	$(16.0)	$(5.2)
Adjustments (10)	94.3	91.2
Non-GAAP net income	$78.3	$86.0
Diluted earnings (loss) per share
GAAP	$(0.30)	$(0.10)
Non-GAAP	$1.45	$1.59

Diluted weighted-average shares issued and outstanding
GAAP	54.0	54.0

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, transaction costs, impairment charges, extraordinary severance expenses, certain legal settlement and related expenses, earnings or losses from equity method investments, changes in the fair value of loans held for sale, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired;
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies; and
•Green Dot records stock-based compensation from period to period, and recorded stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $7.5 million and $10.7 million for the three months ended June 30, 2024 and 2023, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of the public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for an analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.

(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these adjustments to the non-GAAP financial measure is provided before income tax expense.
(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units) and related employer payroll taxes. Stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain income and expenses that are the result of acquisitions. These acquisition-related adjustments include items such as transaction costs, the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to long-lived assets, earnings or losses from equity method investments, legal settlements and related expenses, changes in the fair value of loans held for sale, realized gains on investment securities and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs, earnings and losses from equity method investments, fair value changes on loans held for sale, and realized gains on investment securities, which are all included below operating income, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)During the three and six months ended June 30, 2024, Green Dot recorded charges of $0.4 million and $5.4 million, respectively, related to extraordinary severance expenses, which were paid out in connection with reductions in force and other extraordinary involuntary terminations of employment. Although severance expenses may arise throughout the fiscal year, Green Dot believes the nature of these extraordinary costs are not indicative of its core operating performance. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the IRC §162(m) limitation that applies to performance-based restricted stock units expense as of June 30, 2024.
(8)Represents commissions and certain processing-related costs associated with BaaS products and services where Green Dot does not control customer acquisition. This adjustment is netted against Green Dot's B2B Services revenues when evaluating segment performance.
(9)Represents other non-interest investment income earned by Green Dot Bank. This amount is included along with operating interest income in Green Dot's Corporate and Other segment since the yield earned on these investments are generated on a recurring basis and earned similarly to its investment securities available for sale.
(10)These amounts represent estimated adjustments for items such as income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, amortization attributable to deferred financing costs, impairment charges, extraordinary severance expenses, earnings and losses from equity method investments, changes in the fair value of loans held for sale, legal settlements and related expenses and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).